ENERGY TRANSFER PARTNERS
REPORTS FOURTH QUARTER AND ANNUAL RESULTS
Dallas – February 19, 2014 – Energy Transfer Partners, L.P. (NYSE: ETP) today reported its financial results for the quarter and year ended December 31, 2013.
Adjusted EBITDA for Energy Transfer Partners, L.P. (“ETP”) for the three months ended December 31, 2013 totaled $986 million, an increase of $38 million over the same period last year. Distributable Cash Flow attributable to the partners of ETP for the three months ended December 31, 2013 totaled $530 million, an increase of $284 million over the same period last year. Loss from continuing operations for the three months ended December 31, 2013 was $462 million, a decrease of $796 million compared to the same period last year, including the impact of a non-cash goodwill impairment, as discussed below.
The increases in Adjusted EBITDA and Distributable Cash Flow were primarily due to recent strategic transactions and organic growth. ETP has placed more than $1.20 billion in growth projects into service over the last twelve months that are now generating strong and consistent earnings and cash flow.
The decrease in income from continuing operations between periods was primarily due to the recognition of a goodwill impairment of $689 million during the fourth quarter of 2013 related to Trunkline LNG Company, LLC (“Trunkline LNG”).
ETP’s key accomplishments during or subsequent to the quarter include the following:

•
In October, ETP and Energy Transfer Equity, L.P. (“ETE”) exchanged 50.2 million ETP Common Units, owned by ETE, for new Class H Units issued by ETP that track 50.05% of the underlying economics of the general partner interest and incentive distribution rights of Sunoco Logistics Partners L.P. (“Sunoco Logistics”).

•
In November, ETP and Regency Energy Partners LP (“Regency”) announced that Lone Star NGL LLC (“Lone Star”), a joint venture between ETP and Regency, has placed in service a second natural gas liquids fractionator at its facility in Mont Belvieu, Texas, bringing Lone Star’s total fractionation capacity at Mont Belvieu to 200,000 barrels per day.

•	In November, ETP amended its credit facility to extend the maturity until October 2017.

•
In December, Trunkline LNG Export, LLC, an entity owned jointly by ETP and ETE, filed Draft Resource Report No. 13 with the Federal Energy Regulatory Commission for the Lake Charles LNG export project. The report, which details engineering and design aspects of the LNG project, is a major milestone toward the formal application for authorization of the LNG project.

•
In January, ETP’s Board of Directors approved a second consecutive increase in its quarterly distribution to $0.92 per unit ($3.68 annualized) on ETP Common Units for the quarter ended December 31, 2013, representing an increase of $0.06 per Common Unit on an annualized basis compared to the quarter ended September 30, 2013 and an increase of $0.105 per Common Unit on an annualized basis compared to the quarter ended December 31, 2012.

In addition, earlier today, ETE and ETP completed the previously announced transfer to ETE of Trunkline LNG, the entity that owns a LNG regasification facility in Lake Charles, Louisiana, from ETP in exchange for the redemption by ETP of 18.71 million ETP Common Units held by ETE. This transaction was effective as of January 1, 2014.
An analysis of ETP’s segment results and other supplementary data is provided after the financial tables shown below. ETP has scheduled a conference call for 8:30 a.m. Central Time, Thursday, February 20, 2014 to discuss the fourth quarter 2013 results. The conference call will be broadcast live via an internet web cast, which can be accessed through www.energytransfer.com and will also be available for replay on ETP’s web site for a limited time.
Energy Transfer Partners, L.P. (NYSE: ETP) is a master limited partnership owning and operating one of the largest and most diversified portfolios of energy assets in the United States. ETP currently owns and operates approximately 35,000 miles of natural gas and natural gas liquids pipelines. ETP owns 100% of Panhandle Eastern Pipe Line Company, LP (the successor of Southern Union Company) and Sunoco, Inc., and a 70% interest in Lone Star NGL LLC, a joint venture that owns and operates natural gas liquids storage, fractionation and transportation assets. ETP also owns the general partner, 100% of the incentive distribution rights, and approximately 33.5 million common units in Sunoco Logistics Partners L.P. (NYSE: SXL), which operates a geographically diverse portfolio of crude oil and refined products pipelines, terminalling and crude oil acquisition and marketing assets. ETP’s general partner is owned by ETE. For more information, visit the Energy Transfer Partners, L.P. web site at www.energytransfer.com.
Energy Transfer Equity, L.P. (NYSE: ETE) is a master limited partnership which owns the general partner and 100% of the incentive distribution rights (IDRs) of Energy Transfer Partners, L.P. (NYSE: ETP), approximately 30.8 million ETP common units, and approximately 50.2 million ETP Class H Units, which track 50% of the underlying economics of the general partner interest and the IDRs of Sunoco Logistics Partners L.P. (NYSE: SXL). ETE also owns the general partner and 100% of the IDRs of Regency Energy Partners LP (NYSE: RGP) and approximately 26.3 million RGP common units. The Energy Transfer family of companies owns more than 56,000 miles of natural gas, natural gas liquids, refined products, and crude oil pipelines. For more information, visit the Energy Transfer Equity, L.P. web site at www.energytransfer.com.
Sunoco Logistics Partners L.P. (NYSE: SXL), headquartered in Philadelphia, is a master limited partnership that owns and operates a logistics business consisting of a geographically diverse portfolio of complementary crude oil and refined product pipeline, terminalling, and acquisition and marketing assets. SXL’s general partner is owned by Energy Transfer Partners, L.P. (NYSE: ETP). For more information, visit the Sunoco Logistics Partners, L.P. web site at www.sunocologistics.com.
Forward-Looking Statements
This press release may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in the Partnerships’ Annual Reports on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. The Partnerships undertake no obligation to update or revise any forward-looking statement to reflect new information or events.
The information contained in this press release is available on our web site at www.energytransfer.com.
Contacts
Investor Relations:
Energy Transfer
Brent Ratliff
214-981-0700 (office)
Media Relations:
Vicki Granado
Granado Communications Group
214-599-8785 (office)
214-498-9272 (cell)

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(unaudited)

	December 31,
	2013	2012
ASSETS

CURRENT ASSETS	$6,239	$5,404

PROPERTY, PLANT AND EQUIPMENT, net	25,947	25,773

NON-CURRENT ASSETS HELD FOR SALE	—	985
ADVANCES TO AND INVESTMENTS IN UNCONSOLIDATED AFFILIATES	4,436	3,502
NON-CURRENT PRICE RISK MANAGEMENT ASSETS	17	42
GOODWILL	4,729	5,606
INTANGIBLE ASSETS, net	1,568	1,561
OTHER NON-CURRENT ASSETS, net	766	357
Total assets	$43,702	$43,230

LIABILITIES AND EQUITY

CURRENT LIABILITIES	$6,067	$5,548

NON-CURRENT LIABILITIES HELD FOR SALE	—	142
LONG-TERM DEBT, less current maturities	16,451	15,442
LONG-TERM NOTES PAYABLE — RELATED PARTY	—	166
NON-CURRENT PRICE RISK MANAGEMENT LIABILITIES	54	129
DEFERRED INCOME TAXES	3,762	3,476
OTHER NON-CURRENT LIABILITIES	1,080	995

COMMITMENTS AND CONTINGENCIES

EQUITY:
Total partners’ capital	11,540	9,201
Noncontrolling interest	4,748	8,131
Total equity	16,288	17,332
Total liabilities and equity	$43,702	$43,230

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per unit data)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
REVENUES	$12,032	$10,981	$46,339	$15,702
COSTS AND EXPENSES:
Cost of products sold	10,727	9,660	41,204	12,266
Operating expenses	376	419	1,388	951
Depreciation and amortization	268	237	1,032	656
Selling, general and administrative	123	202	485	435
Goodwill impairment	689	—	689	—
Total costs and expenses	12,183	10,518	44,798	14,308
OPERATING INCOME (LOSS)	(151)	463	1,541	1,394
OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(217)	(186)	(849)	(665)
Equity in earnings of unconsolidated affiliates	35	78	172	142
Gain on deconsolidation of Propane Business	—	—	—	1,057
Gain on sale of AmeriGas common units	—	—	87	—
Loss on extinguishment of debt	—	—	—	(115)
Gains (losses) on interest rate derivatives	(2)	5	44	(4)
Non-operating environmental remediation	(168)	—	(168)	—
Other, net	(1)	1	5	11
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAX EXPENSE	(504)	361	832	1,820
Income tax expense (benefit) from continuing operations	(42)	27	97	63
INCOME (LOSS) FROM CONTINUING OPERATIONS	(462)	334	735	1,757
Income (loss) from discontinued operations	(11)	27	33	(109)
NET INCOME (LOSS)	(473)	361	768	1,648
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	68	54	312	79
NET INCOME (LOSS) ATTRIBUTABLE TO PARTNERS	(541)	307	456	1,569
GENERAL PARTNER’S INTEREST IN NET INCOME	77	119	506	461
CLASS H UNITHOLDER’S INTEREST IN NET INCOME	48	—	48	—
LIMITED PARTNERS’ INTEREST IN NET INCOME (LOSS)	$(666)	$188	$(98)	$1,108
INCOME (LOSS) FROM CONTINUING OPERATIONS PER LIMITED PARTNER UNIT:
Basic	$(1.87)	$0.56	$(0.23)	$4.93
Diluted	$(1.87)	$0.56	$(0.23)	$4.91
NET INCOME (LOSS) PER LIMITED PARTNER UNIT:
Basic	$(1.90)	$0.62	$(0.18)	$4.43
Diluted	$(1.90)	$0.62	$(0.18)	$4.42
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING:
Basic	345.1	296.3	343.4	248.3
Diluted	345.1	297.0	343.4	249.0

SUPPLEMENTAL INFORMATION
(Tabular dollar amounts in millions)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Reconciliation of net income (loss) to Adjusted EBITDA and Distributable Cash Flow (a):
Net income (loss)	$(473)	$361	$768	$1,648
Interest expense, net of interest capitalized	217	186	849	665
Gain on deconsolidation of Propane Business	—	—	—	(1,057)
Gain on sale of AmeriGas common units	—	—	(87)	—
Goodwill impairment	689	—	689	—
Income tax expense (benefit) from continuing operations	(42)	27	97	63
Depreciation and amortization	268	237	1,032	656
Non-cash compensation expense	11	11	47	42
(Gains) losses on interest rate derivatives	2	(5)	(44)	4
Unrealized (gains) losses on commodity risk management activities	(6)	(51)	(51)	9
Write-down of assets included in income (loss) from discontinued operations	—	(13)	—	132
LIFO valuation adjustment	19	75	(3)	75
Loss on extinguishment of debt	—	—	—	115
Non-operating environmental remediation	168	—	168	—
Equity in earnings of unconsolidated affiliates	(35)	(78)	(172)	(142)
Adjusted EBITDA related to unconsolidated affiliates	155	178	629	480
Other, net	13	20	31	54
Adjusted EBITDA (consolidated)	986	948	3,953	2,744
Adjusted EBITDA related to unconsolidated affiliates	(155)	(178)	(629)	(480)
Distributions from unconsolidated affiliates	123	72	464	262
Interest expense, net of interest capitalized	(217)	(186)	(849)	(665)
Amortization included in interest expense	(17)	(26)	(80)	(35)
Income tax (expense) benefit from continuing operations	42	(27)	(97)	(63)
Maintenance capital expenditures	(109)	(143)	(343)	(313)
Other, net	—	2	4	3
Distributable Cash Flow (consolidated)	653	462	2,423	1,453
Distributable Cash Flow attributable to Sunoco Logistics (100%)	(155)	(165)	(655)	(165)
Distributions from Sunoco Logistics to ETP (b)	57	41	204	41
Distributions to ETE in respect of Holdco (c)	—	(75)	(50)	(75)
Distributions to Regency in respect of Lone Star (d)	(25)	(17)	(87)	(63)
Distributable Cash Flow attributable to the partners of ETP	$530	$246	$1,835	$1,191

Distributions to the partners of ETP (e):
Limited Partners:
Common units held by public	$265	$224	$1,005	$783
Common units held by ETE	45	45	268	180
Class H Units held by ETE Holdings	54	—	105	—
General Partner interests held by ETE	5	5	20	20
Incentive Distribution Rights (“IDR”) held by ETE	173	148	701	529
IDR relinquishments related to previous transactions	(57)	(31)	(199)	(90)
Total distributions to be paid to the partners of ETP	485	391	1,900	1,422
Distributions credited to Holdco transactions (f)	—	—	(68)	—
Net distributions to the partners of ETP	$485	$391	$1,832	$1,422
Distribution coverage ratio (g)	1.09x	0.63x	1.00x	0.84x

(a)
Adjusted EBITDA and Distributable Cash Flow are non-GAAP financial measures used by industry analysts, investors, lenders, and rating agencies to assess the financial performance and the operating results of ETP’s fundamental business activities and should not be considered in isolation or as a substitute for net income, income from operations, cash flows from operating activities, or other GAAP measures.

There are material limitations to using measures such as Adjusted EBITDA and Distributable Cash Flow, including the difficulty associated with using either as the sole measure to compare the results of one company to another, and the inability to analyze certain significant items that directly affect a company’s net income or loss or cash flows. In addition, our calculations of Adjusted EBITDA and Distributable Cash Flow may not be consistent with similarly titled measures of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP, such as gross margin, operating income, net income, and cash flow from operating activities.
Definition of Adjusted EBITDA
ETP defines Adjusted EBITDA as total partnership earnings before interest, taxes, depreciation, amortization and other non-cash items, such as non-cash compensation expense, gains and losses on disposals of assets, the allowance for equity funds used during construction, unrealized gains and losses on commodity risk management activities, non-cash impairment charges, loss on extinguishment of debt, gain on deconsolidation of our Propane Business and other non-operating income or expense items. Unrealized gains and losses on commodity risk management activities include unrealized gains and losses on commodity derivatives and inventory fair value adjustments (excluding lower of cost or market adjustments). Adjusted EBITDA reflects amounts for less than wholly-owned subsidiaries based on 100% of the subsidiaries’ results of operations and for unconsolidated affiliates based on ETP’s proportionate ownership.
Adjusted EBITDA is used by management to determine our operating performance and, along with other financial and volumetric data, as internal measures for setting annual operating budgets, assessing financial performance of our numerous business locations, as a measure for evaluating targeted businesses for acquisition and as a measurement component of incentive compensation.
Definition of Distributable Cash Flow
ETP defines Distributable Cash Flow as net income, adjusted for certain non-cash items, less maintenance capital expenditures. Non-cash items include depreciation and amortization, non-cash compensation expense, gains and losses on disposals of assets, the allowance for equity funds used during construction, unrealized gains and losses on commodity risk management activities, non-cash impairment charges, loss on extinguishment of debt and gain on deconsolidation of our Propane Business. Unrealized gains and losses on commodity risk management activities includes unrealized gains and losses on commodity derivatives and inventory fair value adjustments (excluding lower of cost or market adjustments). Distributable Cash Flow reflects earnings from unconsolidated affiliates on a cash basis.
Distributable Cash Flow is used by management to evaluate our overall performance. Our partnership agreement requires us to distribute all available cash, and Distributable Cash Flow is calculated to evaluate our ability to fund distributions through cash generated by our operations.
On a consolidated basis, Distributable Cash Flow includes 100% of the Distributable Cash Flow of ETP’s consolidated subsidiaries. However, to the extent that noncontrolling interests exist among ETP’s subsidiaries, the Distributable Cash Flow generated by ETP’s subsidiaries may not be available to be distributed to the partners of ETP. In order to reflect the cash flows available for distributions to the partners of ETP, ETP has reported Distributable Cash Flow attributable to the partners of ETP, which is calculated by adjusting Distributable Cash Flow (consolidated), as follows:

•
For subsidiaries with publicly traded equity interests, Distributable Cash Flow (consolidated) includes 100% of Distributable Cash Flow attributable to such subsidiary, and Distributable Cash Flow attributable to the partners of ETP includes distributions to be received by the parent company with respect to the periods presented. Currently, Sunoco Logistics is the only such subsidiary.

•
For consolidated joint ventures or similar entities, where the noncontrolling interest is not publicly traded, Distributable Cash Flow (consolidated) includes 100% of Distributable Cash Flow attributable to such subsidiary, but Distributable Cash Flow attributable to the partners of ETP is net of distributions to be paid by the subsidiary to the noncontrolling interests. Currently, Lone Star is such a subsidiary, as it is 30% owned by Regency, which is an unconsolidated affiliate. Prior to April 30, 2013, Holdco was also such a subsidiary, as ETE held a noncontrolling interest in Holdco.

The Partnership has presented Distributable Cash Flow in previous communications; however, the Partnership changed its calculation of this non-GAAP measure in the quarter ended December 31, 2013. Previously, the Partnership’s calculation of Distributable Cash Flow reflected the impact of amortization included in interest expense. Such amortization includes amortization of deferred financing costs, premiums or discounts on the issuance of long-term debt, and fair value adjustments on long-term debt assumed in acquisitions. Beginning with the quarter ended December 31, 2013, the Partnership’s calculation of Distributable Cash Flow excludes the impact of such amortization. Management believes that this revised calculation is more useful to and more accurately reflects the cash flows of the Partnership that are available for payment of distributions.

(b)
For the three months ended December 31, 2013, cash distributions paid from Sunoco Logistics to ETP consist of cash distributions paid on February 14, 2014 in respect of the quarter ended December 31, 2013. For the three months ended December 31, 2012, cash distributions paid from Sunoco Logistics to ETP consist of cash distributions paid on February 14, 2013 in respect of the quarter ended December 31, 2012.

For the year ended December 31, 2013, cash distributions paid from Sunoco Logistics to ETP consist of cash distributions paid on May 15, 2013 in respect of the quarter ended March 31, 2013, cash distributions paid on August 14, 2013 in respect of the quarter ended June 30, 2013, cash distributions paid on November 14, 2013 in respect to the quarter ended September 30, 2013, and cash distributions paid on February 14, 2014 in respect of the quarter ended December 31, 2013. For the year ended December 31, 2012, cash distributions paid from Sunoco Logistics to ETP consist of cash distributions paid on February 14, 2013 in respect of the quarter ended December 31, 2012.

(c)	For the year ended December 31, 2013, cash distributions to ETE in respect of Holdco consist of cash distributions paid in April 2013 in respect to the quarter ended March 31, 2013.
For the three months and year ended December 31, 2012, cash distributions to ETE in respect of Holdco consist of cash distributions paid on February 14, 2013 in respect of the quarter ended December 31, 2012.

(d)
Cash distributions to Regency in respect of Lone Star consist of cash distributions paid on a monthly basis, one month in arrears. These amounts are in respect of the periods then ended, including payments made in arrears subsequent to period end.

(e)
For the three months ended December 31, 2013, cash distributions paid to the partners of ETP consist of cash distributions paid on February 14, 2014 in respect of the quarter ended December 31, 2013. For the three months ended December 31, 2012, cash distributions paid to the partners of ETP consist of cash distributions paid on February 14, 2013 in respect of the quarter ended December 31, 2012.

For the year ended December 31, 2013, cash distributions paid to the partners of ETP consist of cash distributions paid on May 15, 2013 in respect of the quarter ended March 31, 2013, cash distributions paid on August 14, 2013 in respect of the quarter ended June 30, 2013, cash distributions paid on November 14, 2013 in respect of the quarter ended September 30, 2013, and cash distributions paid on February 14, 2014 in respect of the quarter ended December 31, 2013. For the year ended December 31, 2012, cash distributions paid to the partners of ETP consist of cash distributions paid on May 15, 2012 in respect of the quarter ended March 31, 2012, cash distributions paid on August 14, 2012 in respect of the quarter ended June 30, 2012, cash distributions paid on November 14, 2012 in respect of the quarter ended September 30, 2012, and cash distributions paid on February 14, 2013 in respect of the quarter ended December 31, 2012.

(f)
For the year ended December 31, 2013, net distributions to the partners of ETP excluded distributions paid in respect of the quarter ended March 31, 2013 on 49.5 million ETP Common Units issued to ETE as a portion of the consideration for ETP’s acquisition of ETE’s interest in Holdco on April 30, 2013. These newly issued ETP Common Units received cash distributions on May 15, 2013; however, such distributions were reduced from the total cash portion of the consideration paid to ETE in connection with the April 30, 2013 Holdco transaction.

(g)	Distribution coverage ratio is calculated as Distributable Cash Flow attributable to the partners of ETP divided by net distributions to the partners of ETP.

SUMMARY ANALYSIS OF QUARTERLY RESULTS BY SEGMENT
(Tabular dollar amounts in millions)
(unaudited)
Our segment results were presented based on the measure of Segment Adjusted EBITDA. The tables below identify the components of Segment Adjusted EBITDA, which was calculated as follows:

•	Gross margin, operating expenses, and selling, general and administrative. These amounts represent the amounts included in our consolidated financial statements that are attributable to each segment.

•
Unrealized gains or losses on commodity risk management activities. These are the unrealized amounts that are included in cost of products sold to calculate gross margin. These amounts are not included in Segment Adjusted EBITDA; therefore, the unrealized losses are added back and the unrealized gains are subtracted to calculate the segment measure.

•
Non-cash compensation expense. These amounts represent the total non-cash compensation recorded in operating expenses and selling, general and administrative. This expense is not included in Segment Adjusted EBITDA and therefore is added back to calculate the segment measure.

•
Adjusted EBITDA related to unconsolidated affiliates. These amounts represent our proportionate share of the Adjusted EBITDA of our unconsolidated affiliates. Amounts reflected are calculated consistently with our definition of Adjusted EBITDA above.

	Three Months Ended December 31,
	2013	2012	Change
Segment Adjusted EBITDA:
Midstream	$129	$109	$20
NGL transportation and services	94	54	40
Interstate transportation and storage	301	312	(11)
Intrastate transportation and storage	112	131	(19)
Investment in Sunoco Logistics	210	219	(9)
Retail marketing	91	109	(18)
All other	49	14	35
	$986	$948	$38

Midstream

	Three Months Ended December 31,
	2013	2012	Change
Gathered volumes (MMBtu/d):
ETP legacy assets	2,493,038	2,473,878	19,160
Southern Union gathering and processing	—	533,548	(533,548)
NGLs produced (Bbls/d):
ETP legacy assets	119,878	87,389	32,489
Southern Union gathering and processing	—	42,346	(42,346)
Equity NGLs produced (Bbls/d):
ETP legacy assets	11,036	13,538	(2,502)
Southern Union gathering and processing	—	6,724	(6,724)
Revenues	$563	$543	$20
Cost of products sold	400	367	33
Gross margin	163	176	(13)
Unrealized gains on commodity risk management activities	(2)	—	(2)
Operating expenses, excluding non-cash compensation expense	(33)	(49)	16
Selling, general and administrative expenses, excluding non-cash compensation expense	(2)	(12)	10
Adjusted EBITDA related to unconsolidated affiliates	—	(6)	6
Other	3	—	3
Segment Adjusted EBITDA	$129	$109	$20
Excluding the $10 million negative impact related to the deconsolidation of Southern Union’s gathering and processing operations, midstream’s Segment Adjusted EBITDA increased $30 million as a result of increased cash flows from assets recently placed in service and an increase in production (primarily in the Eagle Ford Shale) due to continued favorable market conditions.
Segment Adjusted EBITDA for the midstream segment reflected a decrease in gross margin as follows:

	Three Months Ended December 31,
	2013	2012	Change
Gathering and processing fee-based revenues	$122	$101	$21
Non fee-based contracts and processing	37	73	(36)
Other	4	2	2
Total gross margin	$163	$176	$(13)
The assets recently placed in service and increased production, as discussed above, had a favorable impact of $29 million on fee-based revenues, which was offset by $8 million related to the deconsolidation of Southern Union’s gathering and processing operations on April 30, 2013. Non fee-based gross margin decreased primarily due to the deconsolidation of Southern Union’s gathering and processing operations.

NGL Transportation and Services

	Three Months Ended December 31,
	2013	2012	Change
NGL transportation volumes (Bbls/d)	360,480	187,821	172,659
NGL fractionation volumes (Bbls/d)	125,275	18,424	106,851
Revenues	$776	$154	$622
Cost of products sold	643	76	567
Gross margin	133	78	55
Operating expenses, excluding non-cash compensation expense	(38)	(18)	(20)
Selling, general and administrative expenses, excluding non-cash compensation expense	(2)	(4)	2
Adjusted EBITDA related to unconsolidated affiliates	1	(2)	3
Segment Adjusted EBITDA	$94	$54	$40
Segment Adjusted EBITDA for the NGL transportation and services segment increased primarily due to higher gross margin, as discussed below, partially offset by higher operating expenses primarily due to additional expenses from assets recently placed in service.
Segment Adjusted EBITDA for the NGL transportation and services segment reflected an increase in gross margin as follows:

	Three Months Ended December 31,
	2013	2012	Change
Transportation margin	$52	$28	$24
Processing and fractionation margin	40	18	22
Storage margin	38	32	6
Other margin	3	—	3
Total gross margin	$133	$78	$55
Transportation margin increased as a result of higher volumes transported primarily due to the completion of the Gateway pipeline resulting in increased margin of $18 million on our Lone Star pipeline system for the three months ended December 31, 2013. The completion of our Justice pipeline connection to Mont Belvieu, Texas and additional NGL production from our processing plants accounted for the remainder of the increase in transportation margin.
Processing and fractionation margin increased due to higher volumes from the startup of Lone Star’s fractionators in Mont Belvieu, Texas in December 2012 and October 2013, respectively.

Interstate Transportation and Storage

	Three Months Ended December 31,
	2013	2012	Change
Natural gas transported (MMBtu/d)	6,405,185	6,962,646	(557,461)
Natural gas sold (MMBtu/d)	19,244	17,020	2,224
Revenues	$317	$334	$(17)
Operating expenses, excluding non-cash compensation, amortization and accretion expenses	(91)	(77)	(14)
Selling, general and administrative expenses, excluding non-cash compensation, amortization and accretion expenses	(14)	(30)	16
Adjusted EBITDA related to unconsolidated affiliates	89	85	4
Segment Adjusted EBITDA	$301	$312	$(11)

Distributions from unconsolidated affiliates	$83	$42	$41
Segment Adjusted EBITDA for the interstate transportation and storage segment decreased primarily due to a $17 million decrease in revenues as a result of overall lower capacity sold and lower rates. Additionally, an increase of $14 million in operating expenses, due in part to the timing of maintenance activities, was offset by a $16 million decrease in selling, general and administrative expenses. Selling, general and administrative expenses were lower primarily due to the impact of certain cost reduction initiatives in 2013.
Intrastate Transportation and Storage

	Three Months Ended December 31,
	2013	2012	Change
Natural gas transported (MMBtu/d)	8,991,586	9,426,807	(435,221)
Revenues	$592	$659	$(67)
Cost of products sold	415	445	(30)
Gross margin	177	214	(37)
Unrealized gains on commodity risk management activities	(9)	(35)	26
Operating expenses, excluding non-cash compensation expense	(51)	(47)	(4)
Selling, general and administrative expenses, excluding non-cash compensation expense	(5)	(4)	(1)
Adjusted EBITDA related to unconsolidated affiliates	—	3	(3)
Segment Adjusted EBITDA	$112	$131	$(19)
Segment Adjusted EBITDA for the intrastate transportation and storage segment decreased primarily due to a decrease in transportation fees due to lower transportation volumes from the cessation of certain long-term contracts, and to a lesser extent, due to the renewal of long-term contracts at lower rates.

Investment in Sunoco Logistics

	Three Months Ended December 31,
	2013	2012	Change
Revenue	$4,288	$3,189	$1,099
Cost of products sold	4,040	2,885	1,155
Gross margin	248	304	(56)
Unrealized (gains) losses on commodity risk management activities	11	(15)	26
Operating expenses, excluding non-cash compensation expense	(30)	(48)	18
Selling, general and administrative expenses, excluding non-cash compensation expense	(20)	(32)	12
Adjusted EBITDA related to unconsolidated affiliates	10	10	—
Other	(9)	—	(9)
Segment Adjusted EBITDA	$210	$219	$(9)

Distributions from unconsolidated affiliates	$4	$6	$(2)
Segment Adjusted EBITDA for the investment in Sunoco Logistics segment decreased due to lower crude oil margins in Sunoco Logistics’ crude oil acquisition and marketing operations of $56 million driven by contracted crude differentials compared to the prior year, partially offset by increased crude oil volumes of $8 million as a result of the expansion of Sunoco Logistics’ crude oil trucking fleet and higher market demand. This net decrease was partially offset by an increase in Sunoco Logistics’ crude oil pipeline operations of $30 million primarily due to higher throughput volumes largely attributable to expansion projects coming online in 2013 and strong demand for West Texas crude as well as an increase in Sunoco Logistics’ terminal facilities operations of $10 million primarily due to improved contributions from the Nederland and Eagle Point terminals.
Retail Marketing

	Three Months Ended December 31,
	2013	2012	Change
Total retail gasoline outlets, end of period	5,112	4,988	124
Total company-operated outlets, end of period	513	437	76
Gasoline and diesel throughput per company-operated site (gallons/month)	193,901	198,000	(4,099)
Revenue	$5,201	$5,926	$(725)
Cost of products sold	4,961	5,757	(796)
Gross margin	240	169	71
Unrealized gains on commodity risk management activities	(2)	—	(2)
Operating expenses, excluding non-cash compensation expense	(128)	(119)	(9)
Selling, general and administrative expenses, excluding non-cash compensation expense	(38)	(17)	(21)
LIFO valuation adjustments	19	75	(56)
Adjusted EBITDA related to unconsolidated affiliates	—	1	(1)
Segment Adjusted EBITDA	$91	$109	$(18)
Segment Adjusted EBITDA for the retail marketing segment decreased primarily due to lower retail gasoline margins, offset by a $10 million positive impact from the MACS acquisition in October 2013. In the prior period, retail gasoline margins were unusually high as the cost of wholesale gasoline declined sharply in line with the crude market decline.

All Other

	Three Months Ended December 31,
	2013	2012	Change
Revenue	$725	$485	$240
Cost of products sold	692	481	211
Gross margin	33	4	29
Unrealized gains on commodity risk management activities	(4)	(1)	(3)
Operating expenses, excluding non-cash compensation expense	(9)	(15)	6
Selling, general and administrative expenses, excluding non-cash compensation expense	(35)	(91)	56
Adjusted EBITDA related to discontinued operations	1	33	(32)
Adjusted EBITDA related to unconsolidated affiliates	57	87	(30)
Other	7	—	7
Elimination	(1)	(3)	2
Segment Adjusted EBITDA	$49	$14	$35

Distributions from unconsolidated affiliates	$34	$24	$10
Amounts reflected above primarily include:

•	our investment in AmeriGas;

•	our natural gas compression operations;

•	an approximate 33% non-operating interest in PES, a refining joint venture;

•
our investment in Regency related to the Regency common and Class F units received by Southern Union in exchange of its interest in Southern Union Gathering Company, LLC to Regency on April 30, 2013; and

•	our natural gas marketing operations.
Adjusted EBITDA related to discontinued operations reflected the results of Southern Union’s local distribution operations.
Adjusted EBITDA related to unconsolidated affiliates reflected the results from our investments in AmeriGas, PES and Regency. Additional information related to unconsolidated affiliates is provided below in “Supplemental Information on Unconsolidated Affiliates.”
Segment Adjusted EBITDA for all other increased primarily due to favorable results from our natural gas marketing operations and due to merger-related expenses incurred in 2012.
The increase in distributions from unconsolidated affiliates was primarily due to cash distributions from our ownership in Regency of $15 million during the fourth quarter of 2013 slightly offset by a decrease in cash distributions from our ownership in AmeriGas of $5 million as a result of selling a portion of these interests in July 2013.

SUPPLEMENTAL INFORMATION ON CAPITAL EXPENDITURES
(Tabular amounts in millions)
(unaudited)
The following is a summary of capital expenditures (net of contributions in aid of construction costs) during the year ended December 31, 2013:

	Growth	Maintenance	Total
Midstream(1)	$516	$49	$565
NGL transportation and services(2)	426	17	443
Interstate transportation and storage	55	97	152
Intrastate transportation and storage	18	29	47
Investment in Sunoco Logistics	965	53	1,018
Retail marketing	113	63	176
All other (including eliminations)	19	35	54
Total capital expenditures	$2,112	$343	$2,455

(1)
Amounts reflected above for the midstream segment include growth and maintenance capital expenditures of $95 million and $10 million, respectively, incurred by Southern Union’s gathering and processing operations prior to deconsolidation on April 30, 2013.

(2)	We received $147 million in capital contributions from Regency related to their 30% share of Lone Star.
We currently expect capital expenditures for the full year 2014 to be within the following ranges:

	Growth		Maintenance
	Low	High	Low	High
Midstream	$275	$300	$10	$15
NGL transportation and services(1)	300	330	20	25
Interstate transportation and storage	20	30	115	135
Intrastate transportation and storage	30	40	25	30
Investment in Sunoco Logistics	1,250	1,350	65	75
Retail marketing	125	155	50	60
All other (including eliminations)	60	80	10	15
Total capital expenditures	$2,060	$2,285	$295	$355

(1)	We expect to receive capital contributions from Regency related to their 30% share of Lone Star of between $75 million and $100 million.

SUPPLEMENTAL INFORMATION ON UNCONSOLIDATED AFFILIATES
(In millions)
(unaudited)

	Three Months Ended December 31,
	2013	2012	Change
Equity in earnings (losses) of unconsolidated affiliates:
AmeriGas	$26	$25	$1
Citrus	21	16	5
FEP	14	14	—
Regency	(2)	—	(2)
Other	(24)	23	(47)
Total equity in earnings of unconsolidated affiliates	$35	$78	$(43)
Proportionate share of interest, depreciation, amortization, non-cash compensation expense, loss on debt extinguishment and taxes:
AmeriGas	$27	$35	$(8)
Citrus	49	50	(1)
FEP	4	6	(2)
Regency	26	—	26
Other	14	9	5
Total proportionate share of interest, depreciation, amortization, non-cash compensation expense, loss on debt extinguishment and taxes	$120	$100	$20
Adjusted EBITDA related to unconsolidated affiliates:
AmeriGas	$53	$60	$(7)
Citrus	70	66	4
FEP	18	20	(2)
Regency	24	—	24
Other	(10)	32	(42)
Total Adjusted EBITDA related to unconsolidated affiliates	$155	$178	$(23)
Distributions received from unconsolidated affiliates:
AmeriGas	$19	$24	$(5)
Citrus	65	25	40
FEP	18	17	1
Regency	15	—	15
Other	6	6	—
Total distributions received from unconsolidated affiliates	$123	$72	$51